Exhibit 99.1

For Immediate Release
MAGUIRE PROPERTIES REPORTS FIRST QUARTER 2009
FINANCIAL RESULTS

LOS ANGELES, May 5, 2009 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended March 31, 2009.

Significant First Quarter Events

▪	During the first quarter, we completed new leases and renewals for approximately 291,000 square feet (including our pro rata share of our joint venture properties).

▪
During the first quarter, we disposed of 18581 Teller in Irvine, California.  This transaction was valued at approximately $22.0 million, which includes the buyer’s assumption of the $20.0 million mortgage loan on the property.  We received net proceeds of $1.8 million from the transaction, which we intend to use for general corporate purposes.

First Quarter 2009 Financial Results

▪
Net loss available to common stockholders for the quarter ended March 31, 2009 was $(53.9) million, or $(1.13) per share, compared to a net loss available to common stockholders of $(48.6) million, or $(1.03) per share, for the quarter ended March 31, 2008.  Our earnings in the first quarter of 2009 were negatively impacted by a combined $38.8 million of charges, including a $23.5 million non-cash impairment charge recorded in connection with our property at 3161 Michelson in Irvine, California and a $15.3 million unrealized loss on a forward-starting interest rate swap agreement, which were partially offset by $22.5 million in gains on sales of real estate.  Our earnings in the first quarter of 2008 were negatively impacted by a $6.4 million charge related to costs incurred in connection with the review of strategic alternatives conducted by a Special Committee of our board of directors.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended March 31, 2009 was $(30.8) million, or $(0.64) per diluted share, compared to $(0.7) million, or $(0.01) per diluted share, for the quarter ended March 31, 2008.  Our share of FFO before specified items was $3.4 million, or $0.07 per diluted share, for the quarter ended March 31, 2009 and $4.9 million, or $0.10 per diluted share, for the quarter ended March 31, 2008.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarter ended March 31, 2009 was 47,788,028 due to our net loss position.  Our diluted number of common and common equivalent shares outstanding used to calculate FFO for the quarter ended March 31, 2009 was 47,788,795.

Our business requires continued access to adequate cash to fund our liquidity needs.  Until the economic picture becomes clearer, our foremost priorities for 2009 are preserving and generating cash sufficient to fund our liquidity needs.  Given the deterioration and uncertainty in the economy and financial markets, management is assuming that access to any source of cash will be challenging and is planning accordingly.  If we are unable to generate adequate cash from, among other potential sources, operations, asset dispositions, contribution of existing assets to joint ventures, proceeds from additional secured or unsecured debt financings, and/or proceeds from the public or private issuance of debt or equity securities, we will have liquidity-related problems and may be exposed to significant risks.

We have approximately $259 million of debt maturing in 2009, primarily consisting of our construction loans for Lantana (maturing in June 2009) and 3161 Michelson (maturing in September 2009).  Both loans have available one-year extensions at our option, subject to certain conditions.  We are currently endeavoring to sell these two properties, and to extend the loan maturities in the event such sales do not close prior to the respective maturity dates.  If we are unable to sell these properties and cannot extend or refinance these loans, we could potentially default under the loans.

As of March 31, 2009, our portfolio was comprised of whole or partial interests in approximately 34 million square feet, consisting of 35 office and retail properties totaling approximately 20 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 45,000 vehicles.  We have one project under development that totals approximately 189,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 8 million square feet of office, hotel, retail, and residential development and approximately 8 million square feet of structured parking.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, May 6, 2009, to discuss the financial results of the first quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 96648771.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

A replay of the conference call will be available approximately two hours following the call through May 9, 2009.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 96648771.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: risks associated with the negative impact of the current credit crisis and economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2009 with the Securities and Exchange Commission.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Investments in real estate	$5,024,534	$5,026,688
Less: accumulated depreciation	(638,343)	(604,302)
Net investments in real estate	4,386,191	4,422,386

Cash and cash equivalents	66,999	80,502
Restricted cash	189,559	199,664
Rents and other receivables, net	21,386	22,625
Deferred rents	65,779	62,229
Due from affiliates	2,486	1,665
Deferred leasing costs and value of in-place leases, net	148,760	153,660
Deferred loan costs, net	28,156	30,496
Acquired above-market leases, net	17,234	19,503
Other assets	18,740	12,082
Investment in unconsolidated joint ventures	9,428	11,606
Assets associated with real estate held for sale	161,668	182,597
Total assets	$5,116,386	$5,199,015

LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ DEFICIT
Mortgage and other secured loans	$4,704,696	$4,714,090
Accounts payable and other liabilities	190,433	216,920
Capital leases payable	3,629	4,146
Acquired below-market leases, net	104,359	112,173
Obligations associated with real estate held for sale	169,929	171,348
Total liabilities	5,173,046	5,218,677

Redeemable noncontrolling interest in consolidated entity	4,806	9,745

Stockholders’ deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,981,347 and 47,974,955 shares issued and outstanding at
March 31, 2009 and December 31, 2008, respectively	480	480
Additional paid-in capital	697,797	696,260
Accumulated deficit and dividends	(721,229)	(671,757)
Accumulated other comprehensive loss, net	(38,614)	(54,490)
Total stockholders’ deficit	(61,466)	(29,407)
Total liabilities, noncontrolling interest and stockholders’ deficit	$5,116,386	$5,199,015

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31, 2009	March 31, 2008
Revenue:
Rental	$84,079	$84,520
Tenant reimbursements	27,849	28,217
Hotel operations	4,994	6,881
Parking	13,088	13,673
Management, leasing and development services	2,030	1,957
Interest and other	1,294	3,501
Total revenue	133,334	138,749

Expenses:
Rental property operating and maintenance	30,889	32,143
Hotel operating and maintenance	3,449	4,415
Real estate taxes	13,059	12,839
Parking	4,070	3,769
General and administrative	8,264	16,674
Other expense	1,504	1,528
Depreciation and amortization	45,355	47,406
Interest	79,891	63,922
Total expenses	186,481	182,696

Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(53,147)	(43,947)
Equity in net loss of unconsolidated joint venture	(1,739)	(276)
Gain on sale of real estate	20,350	—
Loss from continuing operations	(34,536)	(44,223)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate	(24,254)	(7,092)
Gain on sale of real estate	2,170	—
Loss from discontinued operations	(22,084)	(7,092)

Loss before redeemable noncontrolling interest	(56,620)	(51,315)
Redeemable noncontrolling interest in loss of consolidated entity	7,496	7,490

Net loss attributable to common stockholders	(49,124)	(43,825)
Preferred stock dividends	(4,766)	(4,766)
Net loss available to common stockholders	$(53,890)	$(48,591)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.72)	$(0.90)
Loss from discontinued operations	(0.41)	(0.13)
Net loss available to common stockholders per common share	$(1.13)	$(1.03)
Weighted average number of common shares outstanding	47,788,028	46,982,531

Amounts attributable to common stockholders:
Loss from continuing operations	$(29,737)	$(37,680)
Loss from discontinued operations	(19,387)	(6,145)
Net loss attributable to common stockholders	$(49,124)	$(43,825)

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		March 31, 2009	March 31, 2008

	Reconciliation of net loss to funds from operations:

	Net loss available to common stockholders	$(53,890)	$(48,591)

Add:	Depreciation and amortization of real estate assets	45,526	52,995
	Depreciation and amortization of real estate assets -
	unconsolidated joint venture (a)	3,312	2,303
	Redeemable noncontrolling interest in loss of consolidated entity	(7,496)	(7,490)

Deduct:	Gain on sale of real estate	22,520	—

	Funds from operations available to common stockholders
	and unit holders (FFO) (b)	$(35,068)	$(783)

	Company share of FFO (c)	$(30,786)	$(678)

	FFO per share - basic	$(0.64)	$(0.01)
	FFO per share - diluted	$(0.64)	$(0.01)

	Weighted average number of common shares outstanding - basic	47,788,028	46,982,531
	Weighted average number of common and common
	equivalent shares outstanding - diluted	47,788,795	47,026,291

	Reconciliation of FFO to FFO before specified items: (d)

	FFO available to common stockholders and unit holders (FFO)	$(35,068)	$(783)

Add:	Loss from early extinguishment of debt included in discontinued operations	211	—
	Unrealized loss on forward-starting interest rate swap	15,255	—
	Impairment of long-lived assets included in discontinued operations	23,500	—
	Costs associated with strategic alternatives and management changes (e)	—	6,402

	FFO before specified items	$3,898	$5,619

	Company share of FFO before specified items (c)	$3,422	$4,869

	FFO per share before specified items - basic	$0.07	$0.10
	FFO per share before specified items - diluted	$0.07	$0.10
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% and 86.6% for the three months ended March 31, 2009 and 2008, respectively.

(d)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

(e)
Additionally, during the first quarter of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee's review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine funds generated by our ongoing business operations.